As filed with the Securities and Exchange Commission on February
18, 1998

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549


FORM 8 - K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report - February 11, 1998



NIAGARA MOHAWK POWER CORPORATION
(Exact name of registrant as specified in its charter)




    State of New York             1-2987           15-0265555
 (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)             File Number)   Identification No.)



300 Erie Boulevard West, Syracuse, N.Y.              13202
(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code (315) 474-1511

Item 5.  Other Events.

        In early January 1998, a major ice storm and flooding caused extensive damage in a large area of northern New York. The Company's electric transmission and distribution facilities in an area of approximately 7,000 square miles were damaged, interrupting service to approximately 120,000 of the Company's customers, or approximately 300,000 people. The Company had to rebuild much of its transmission and distribution system to restore power in this area. By the end of January 1998, service to all customers was restored; however, the final costs of the storm will not be known as crews continue to make final repairs to temporary measures to restore service and salvage operations cannot be completed until spring.

       The preliminary estimate of the total cost of the restoration and rebuild efforts could exceed $125 million. A portion of the cost will be capitalized; however, at this time, the Company is unable to determine the capital portion until rebuild efforts have been completed and all labor, material and other costs, including charges from other utilities and contractors, have been received and analyzed.

       The Company is pursuing federal disaster relief assistance and is working with its insurance carriers to assess what portion of the rebuild costs are covered by insurance policies. The Company is also analyzing potential available options for state financial aid. The Company is unable to determine what recoveries, if any, it may receive from these sources.

       The Company is currently unable to estimate the effect, if any, the storm repair costs will have on its results of operations.

NIAGARA MOHAWK POWER CORPORATION AND SUBSIDIARY COMPANIES


SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                NIAGARA MOHAWK POWER CORPORATION
                                        (Registrant)





Date: February 18, 1998        By /s/ Steven W. Tasker
                                  --------------------
                                  Steven W. Tasker
                                  Vice President-Controller and
                                  Principal Accounting Officer,
                                  in his respective capacities
                                  as such